Exhibit 10.1.2
Execution Version
WAIVER

February 18, 2024
This Waiver (this “Waiver”), dated as of the date first set forth above, is entered into by and among Humacyte Global, Inc., a Delaware corporation (the “Company”), Humacyte, Inc., a Delaware corporation (the “Parent” and, together with the Company, the “Obligors” and each, an “Obligor”), the Persons listed on the signature pages hereof under the heading “PURCHASERS” (each a “Purchaser” and, collectively, the “Purchasers”), and Hook SA LLC, a Delaware limited liability company (“Purchaser Agent”).
Reference is hereby made to (i) the Revenue Interest Purchase Agreement, dated as of May 12, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Purchase Agreement”), by and among the Obligors, the Purchasers from time to time party thereto and the Purchaser Agent and (ii) the Security and Pledge Agreement, dated as of May 12, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Security Agreement”), by and among the Company, Parent, the other grantors from time to time party thereto and the Purchaser Agent. Capitalized terms not otherwise defined in this Waiver shall have the meanings set forth in the Purchase Agreement. The Obligors, Purchasers and Purchaser Agent are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, the Obligors acknowledge that Put Option Events have occurred and are continuing under (a) clause (e)(i) of the definition of “Put Option Event” in the Purchase Agreement for failure to comply with the requirements of Section 5.06(e) of the Purchase Agreement and Section 4(p) of the Security Agreement in connection with establishing the deposit account with account no. 3997831533 (the “Specified Account”) with JPMorgan Chase Bank, N.A. (the “Bank”), which as of the date hereof has a balance of $144,375.00, exceeding the limitation on individual account balances set forth under clause (c) of the definition of “Excluded Account” in the Purchase Agreement, (b) clause (e)(ii) of the definition of “Put Option Event” due to the Obligors’ failure to timely deliver notice pursuant to Section 5.01(a)(i) of the Purchase Agreement of the occurrence of the foregoing Put Option Events, (c) clause (e)(i) of the definition of “Put Option Event” in the Purchase Agreement for failure to (i) satisfy the post-closing requirement set forth in Section 2.03(c)(v) of the Purchase Agreement within the timeframe specified therein and (d) clause (e)(ii) of the definition of “Put Option Event” due to the Obligors’ failure to timely deliver notice pursuant to Section 5.01(a)(i) of the Purchase Agreement of the occurrence of the Put Option Event described in the immediately preceding clause (collectively, the Put Option Events described in clauses (a) through (d), the “Specified Put Option Events”); the Specified Put Option Events are more fully described in the letter delivered by Purchasers to the Company on November 28, 2023;
WHEREAS, the Company desires to retain the Specified Account for the sole purpose of securing obligations under certain credit cards provided to the Company by Bank and the Company has informed the Purchaser Agent and the Purchasers that Bank will not agree to provide a Control Agreement with respect to the Specified Account;
WHEREAS, the Obligors have requested that Purchaser Agent and the Purchasers (i) waive the $100,000 individual, and the $250,000 aggregate, balance limitations under clause (c) of the definition of “Excluded Account” (the “Account Balance Limits”) with respect to the Specified Account, in order to permit the Company to maintain the Specified Account as an Excluded Account in reliance on clause (c) of the definition thereof and (ii) waive the Specified Put Option Events, and, without waiving or altering any other previously agreed conditions, requirements, or representations made in any prior agreement between the Parties, the Purchasers have agreed to grant such waivers on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties intending to be legally bound do hereby agree as follows:
1.    Waiver.
1.1     Subject to Sections 3 and 4 of this Waiver, the Purchasers and the Purchaser Agent hereby waive (i) the Specified Put Option Events and (ii) solely with respect to the Specified Account, the Account Balance Limits so long as the Specified Account does not retain a balance in excess of $200,000 at any time after the effective date of this Waiver.
1.2    The Purchasers and the Purchaser Agent hereby also agree that the notice period set forth in Section 2.03(b)(v)(D) of the Purchase Agreement with respect to the Second Purchaser Payment Date expected on March 11, 2024 shall be shortened so long as the Payment Notice with respect to the Second Payment is submitted by 12:00 noon Eastern time on February 20, 2024.
2.    Amendment.
2.1    Schedules 3.05, 3.12, 3.14 and 5.06(e) to the Disclosure Letter are hereby amended and restated in the form attached hereto as Annex A, and the Disclosure Letter referenced in the Purchase Agreement is hereby amended to include the information set forth on Annex A hereto.
2.2    Attached hereto as Annex B are updates to the Perfection Certificate, and the Perfection Certificate referenced in the Purchase Agreement is hereby amended to include the information set forth on Annex B hereto.
3.    Conditions Precedent to Effectiveness. The effectiveness of this Waiver shall be subject to the following conditions precedent:
3.1    The Purchaser Agent shall have received this Waiver, duly executed by the Obligors, the Purchaser Agent and the Purchasers as required by Section 8.08(a) of the Purchase Agreement;
3.2    No Put Option Event, other than the Specified Put Option Events, shall have occurred and not been waived as of the effective date of this Waiver; and
3.3    The Obligors shall have paid all Reimbursable Expenses and all other amounts then due and owing pursuant to the Purchase Agreement.
4.    Condition Subsequent. The continued effectiveness of the waiver of the Specified Put Option Events is subject to the following condition subsequent:
4.1    No later than April 30, 2024 (or such later date as the Purchaser Agent may agree in its sole discretion), the Obligors will deliver an executed leasehold mortgage (or alternative documentation satisfactory to Purchaser Agent in its sole discretion) in favor of the Purchaser Agent for the benefit of the Purchasers with respect to 2525 E NC Hwy 54, Durham, NC 27713 in form and substance satisfactory to the Purchaser Agent in its sole discretion.
5.    Representations and Warranties.
5.1    The execution, delivery and performance by each Obligor of this Waiver have been duly authorized by all necessary corporate or other organizational action. This Waiver and the Purchase Agreement constitute each Obligor’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

5.2    All written certificates and written statements heretofore furnished to Purchaser Agent or any Purchaser by or on behalf of any Obligor for purposes of or in connection with this Waiver or any transaction contemplated hereby are, taken as a whole, true, complete and correct in all material respects and no Obligor has omitted to state a material fact necessary in order to make such information, taken as a whole, not misleading in light of the circumstances under which they were furnished.

5.3    Each of the representations and warranties in Article III of the Purchase Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

5.4    Other than the Specified Put Option Events, no Put Option Event has occurred and is continuing and no event has occurred and is continuing which, with the giving of notice or passage of time, or both, would constitute a Put Option Event, on or prior to the effective date of this Waiver.

6.    Release of Claims.
6.1    Each of the Obligors hereby absolutely and unconditionally releases and forever discharges the Purchaser Agent and each Purchaser, and any and all parent corporations, subsidiary corporations, affiliated corporations, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which such Obligor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Waiver, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each of the Obligors understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each of the Obligors agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.
6.2    Each of the Obligors hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Obligor pursuant to Section 6.1 above. If any Obligor violates the foregoing covenant, such Obligor, for itself and its successors and assigns, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all Reimbursable Expenses incurred by any Releasee as a result of such violation.
7.    General.
7.1    Each of the Obligors hereby (i) acknowledges and agrees that all of its obligations under the Purchase Agreement and each other Transaction Document and under any other document or instrument executed and delivered or furnished in connection with such Transaction Documents are reaffirmed and remain in full force and effect on a continuous basis, including, for the avoidance of doubt, after giving effect to this Waiver, (ii) acknowledges, agrees and reaffirms that each Lien granted by it to Purchaser Agent under the Transaction Documents for the ratable benefit of the Purchasers is and shall remain in full force and effect after giving effect to this Waiver, (iii) agrees that the Obligations secured by the Transaction Document to which it is a party shall include all Obligations arising after giving effect to this Waiver and (iv) agrees that the Guaranteed Obligations guaranteed by the Guaranty to which it is a party shall include all Obligations arising after giving effect to this Waiver.
7.2    (i) Except as expressly set forth in Section 1 above, the execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any rights, power or remedy of the Purchasers or the Purchaser Agent under the Purchase Agreement or any other documents executed in connection with the Purchase Agreement or constitute a waiver of any provision of the Purchase Agreement or any other document executed in connection therewith including, without limitation, any Put Option Event and (ii) this Waiver shall not by implication, course of dealing or otherwise limit, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements in the Transaction Documents, in each case, except to the extent limited, modified, amended or affected by this Waiver.
7.3    Except as expressly modified by this Waiver, the terms and provisions of the Purchase Agreement shall remain unchanged and in full force and effect in accordance with its terms. In the event of any inconsistencies between the provisions of this Waiver and the provisions of Purchase Agreement or any other Transaction Document, the provisions of this Waiver shall govern and prevail. This Waiver is a Transaction Document.
7.4    This Waiver shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflicts of law thereof.
7.5    The provisions of Section 8.02 (Notices), Section 8.08 (Amendments; No Waivers), Section 8.11 (Counterparts; Effectiveness; Electronic Signature), Section 8.12 (Severability), Section 8.14(b) (Jurisdiction), Section 8.14(c) (Service of Process), and Section 8.15 (Waiver of Jury Trial) of the Purchase Agreement are hereby incorporated by reference into this Waiver, mutatis mutandis.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Waiver to be duly executed by their respective duly authorized officers as of the date first written above.

PARENT:

HUMACYTE, INC.

By: /s/ Dale Sander
Name: Dale Sander
Title: Chief Financial Officer

COMPANY:

HUMACYTE GLOBAL, INC.

By: /s/ Dale Sander
Name: Dale Sander
Title: Chief Financial Officer

[Signature Page to Waiver]

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PURCHASER AGENT:

HOOK SA LLC

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

PURCHASERS:

TPC INVESTMENTS III LP

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

TPC INVESTMENTS SOLUTIONS LP

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory
[Signature Page to Waiver]

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ANNEX A

Schedules to Disclosure Letter

See attached.

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ANNEX B

Updates to Perfection Certificate

See attached.

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